Exhibit 99.1

Thursday, November 12, 2009

Advant-e Corporation Announces Third Quarter 2009 Results

Company Reports Net Income Increase of 28% and Revenue Increase of 4% over Third Quarter of 2008

DAYTON, Ohio, November 12, 2009 — Advant-e Corporation (OTC Bulletin Board: ADVC) today announced financial and operating results for the third quarter of 2009. The Company provides Internet-based Electronic Data Interchange services through Edict Systems, Inc. and sells electronic document management software and services through Merkur Group, Inc. Edict Systems and Merkur Group are wholly owned subsidiaries of Advant-e Corporation.

For the third quarter of 2009 the Company reported revenue of $2,158,016, a 4% increase, compared to revenue of $2,067,253 in the third quarter of 2008. Revenue from Edict Systems increased by $83,284, and revenue from Merkur Group increased by $7,479.

Net income for the third quarter of 2009 was $316,678, or $.05 per share, a 28% increase compared to net income of $247,079, or $.04 per share, for the same period in 2008.

Jason K. Wadzinski, Chairman of the Board and Chief Executive Officer, remarked, “We continue our trend of strong cash flow and I believe we performed well in a sluggish economic environment. Both Edict Systems and Merkur Group reported increased revenue in the quarter compared to last year. While Merkur’s revenue growth was nominal, Merkur did contribute considerably to our net income.”

“Due to current economic realities, our automotive related revenue declined 13% in the quarter, and software sales from Merkur are still affected by delayed purchasing decisions and the impact of budgetary constraints by potential customers,” continued Mr. Wadzinski. “I believe that our significant value proposition and the great people we have at both Edict and Merkur will allow us to weather the current economic environment. I also believe that we are well positioned for sustained growth when the overall economy improves”.

The Company announced on October 30, 2009 that it’s Board of Directors has authorized a ten-for-one stock split of the Company’s common stock. All shareholders of record on November 30, 2009 will receive 10 shares in exchange for each share held on that date.

The Board of Directors also declared the payment of $.03 per share (after the ten-for-one stock split) cash dividend, payable in three installments of $.01 each by no later than December 31, 2009, June 30, 2010, and December 31, 2010. The record date for each dividend will be announced separately on dates to be determined by the Board of Directors of the company.

About Advant-e Corporation

Advant-e, via its wholly owned subsidiaries Edict Systems, Inc. and Merkur Group, Inc. is a provider of internet-based hosted Electronic Data Interchange (EDI) and electronic document management software and services. The Company helps businesses automate manual, paper-intensive processes via expanded use of EDI or by integrating directly with ERP/MRP systems.

Additional information about Advant-e Corporation can be found at www.Advant-e.com, www.EdictSystems.com, and www.MerkurGroup.com, or by contacting investor relations at (937) 429-4288. The company’s email is advant-e@edictsystems.com.

ADVANT-E CORPORATION AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Revenue	$2,158,016	2,067,253	6,514,265	6,712,754
Cost of revenue	858,522	792,351	2,688,352	2,615,977

Gross margin	1,299,494	1,274,902	3,825,913	4,096,777
Marketing, general and administrative expenses	801,355	884,584	2,526,143	2,869,978

Operating income	498,139	390,318	1,299,770	1,226,799
Other income (expense), net	(3,376)	(25,852)	2,459	(2,241)

Income before income taxes	494,763	364,466	1,302,229	1,224,558
Income tax expense	178,085	117,387	439,611	432,944

Net income	$316,678	247,079	862,618	791,614

Earnings per share – basic and diluted	$.05	.04	.13	.12

Weighted average shares outstanding – basic and diluted	6,685,883	6,791,399	6,691,922	6,807,085

ADVANT-E CORPORATION AND SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS

	September 30, 2009 (Unaudited)	December 31, 2008
Assets
Current Assets:
Cash and cash equivalents	$3,121,338	2,090,005
Short-term investments	—	232,721
Accounts receivable, net	712,543	699,095
Prepaid software maintenance costs	165,495	156,027
Prepaid expenses and deposits	93,669	74,361
Prepaid income taxes	38,132	16,837
Deferred income taxes	138,134	152,156

Total current assets	4,269,311	3,421,202
Software development costs, net	111,820	112,453
Property and equipment, net	333,068	434,645
Goodwill	1,474,615	1,474,615
Other intangible assets, net	350,398	413,932

Total assets	$6,539,212	5,856,847

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$144,018	207,374
Accrued salaries and other expenses	300,228	283,360
Deferred revenue	590,314	583,677

Total current liabilities	1,034,560	1,074,411
Deferred income taxes	243,534	335,663

Total liabilities	1,278,094	1,410,074

Shareholders’ equity:
Common stock, $.001 par value; 20,000,000 shares authorized; 6,737,741 shares issued and 6,672,269 outstanding at September 30, 2009; 6,738,261 shares issued and 6,713,919 shares outstanding at December 31, 2008	6,738	6,738
Paid-in capital	2,019,583	2,020,206
Retained earnings	3,318,382	2,455,764
Treasury stock at cost, 65,472 and 24,342 shares at September 30, 2009 and December 31, 2008, respectively	(83,585)	(35,935)

Total shareholders’ equity	5,261,118	4,446,773

Total liabilities and shareholders’ equity	$6,539,212	5,856,847

ADVANT-E CORPORATION AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (Unaudited)

	Nine Months Ended September 30,
	2009	2008
Cash flows from operating activities:
Net income	$862,618	791,614
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation	190,127	205,845
Amortization of software development costs	61,338	61,338
Amortization of other intangible assets	63,534	63,534
Deferred income taxes	(78,107)	(93,920)
Purchases of trading securities	(99,922)	(213,754)
Proceeds from sales of trading securities	327,193	209,724
Net unrealized (gains) losses on trading securities	(34,546)	38,095
Net realized (gains) losses on sales of securities	39,996	(7,429)
Increase (decrease) in cash arising from changes in assets and liabilities:
Accounts receivable	(13,448)	77,906
Prepaid software maintenance costs	(9,468)	831
Prepaid expenses and deposits	(19,308)	12,695
Prepaid income taxes	(21,295)	(55,553)
Accounts payable	(63,356)	(20,008)
Accrued salaries and other expenses	16,868	(22,063)
Income taxes payable	—	(136,947)
Deferred revenue	6,637	2,953

Net cash flows from operating activities	1,228,861	914,861

Cash flows from investing activities:
Purchases of property and equipment	(88,550)	(162,948)
Software development costs	(60,705)	—

Net cash flows from investing activities	(149,255)	(162,948)

Cash flows from financing activities:
Purchase of treasury shares	(48,273)	(88,581)

Net increase in cash and cash equivalents	1,031,333	663,332
Cash and cash equivalents, beginning of period	2,090,005	2,039,447

Cash and cash equivalents, end of period	$3,121,338	2,702,779

Supplemental disclosures of cash flow items:
Income taxes paid	$539,013	718,100
Non-cash transaction
Retirement of 520 and 60,000 treasury shares during the nine months ended September 30, 2009 and 2008, respectively	623	75,000

The information in this news release includes certain forward looking statements that are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties, including statements to the future financial performance of the company. Although the company believes that the expectations reflected on its forward looking statements are reasonable, it can give no assurance that such expectations or any of its forward-looking statements will prove to be correct. Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, product development and acceptance, the impact of competitive services and pricing, or general economic risks and uncertainties.